UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

FORMATION MINERALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41209	87-2406468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 67

Jacksboro,Texas 76458

(Address of Principal Executive Offices) (Zip Code)

972-217-4080

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and the “Company” refer to Formation Minerals, Inc., a Nevada corporation, unless the context indicates otherwise.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 18, 2025, the Company received notice from the OTC Markets that due to the Company’s inability to timely file Quarterly Report on Form 10-Q (the “10-Q”) for the quarter ended October 31, 2024 which was due under SEC regulations no later than February 14, 2025, the Company would be moved to the Expert Market and accordingly would move from the OTCQB Tier effective February 18, 2025.

On February 18, 2025, the Company filed the 10-Q, which removed the company from the expert market and moved it to the OTC Pink market. The company has filed an application with OTC to move back up to the OTCQB Tier. Along with that application, OTC Markets will be handling the form 15c-211 which will bring the company back into full compliance within approximately the next 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025

FORMATION MINERALS, INC.

By:	/s/ Scott A. Cox
Scott A. Cox
President, Chief Executive Officer and Chief Financial Officer

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